Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:   Irwin Gruverman, CEO & Chairman

Robert P. Bruno, President & COO, or

Jack M. Swig, Investor Relations
Tel. 617-969-5452, Fax 965-1213, E-mail: info@mfics.com

MFIC ANNOUNCES COMMENCEMENT OF PRIVATE PLACEMENT

Friday, February 20, 2004, Newton, MA (OTCBB: MFIC)

MFIC Corporation (“MFIC” or the “Company”) announced today that it has commenced a private placement of units on a reasonable efforts basis with expected aggregate gross proceeds of between $2.0 million and $5.0 million.  Each unit (“Unit”) currently is expected to consist of the Company’s common stock as well as warrants with pricing based on a discounted average closing price prior to any closing.  Although no assurances can be given, a closing is expected within sixty (60) days.

The Company intends to utilize any proceeds of the private placement to finance the growth of the Company’s expanded marketing and sales efforts, fund product development and commercialization of the Company’s Multiple Stream High Pressure Mixer/Reactor Products, as general working capital and to fund the retirement of a limited amount of existing debt.  In connection with the private placement, the Company is expected to agree, subject to certain terms and conditions, to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the resale of the shares underlying the Units.

The Units are expected to be issued to accredited investors under an exemption from the registration requirements of the Securities Act, and any purchasers would be prohibited from offering or selling the securities purchased in the offering in the absence of an effective registration statement or an applicable exemption from registration requirements.

This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

This news release includes “forward-looking statements” within the meaning of various provisions of the Securities Act and the Exchange Act.  All statements, other than statements of historical facts, included in this news release that address future activities, events or developments, including such things as the Company’s ability to complete the above-described private placement on a timely basis, if at all, or on terms and conditions acceptable to the Company, future revenues, product development market acceptance responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of MFIC’s and its Microfluidics subsidiary business and operations, plans, references to future success and other such matters, are forward-looking statements.  These statements are not promises or guarantees but instead are based on certain assumptions and analyses made by MFIC in light of its experience and its assessment of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  Whether actual results will conform to MFIC’s expectations and predictions, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties discussed in the materials provided in connection with the private placement; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by MFIC; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of MFIC.  Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by MFIC, including the completion of the sale of any securities pursuant to the private placement, will be realized or, even if substantially realized, that they will have the expected consequences to or effects on MFIC or its business or operations.

MFIC CORPORATION

MFIC Corporation, through its Microfluidics Division, provides patented and proprietary, high performance Microfluidizer® materials processing equipment to the chemical, pharmaceutical, biotechnology, cosmetic/personal care, and food processing industries. Through its Microfluidics Division, the Company provides leading equipment, and innovative technology and comprehensive solutions for nanocrystal and other materials processing.

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